UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2021

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction

of Incorporation)

001-31817	42-1241468
(Commission File Number)	(IRS Employer Identification No.)

928 Carmans Road

Massapequa, New York 11758

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.06 par value	CDR	New York Stock Exchange
7-1/4% Series B Cumulative Redeemable Preferred Stock, $25.00 Liquidation Value	CDRpB	New York Stock Exchange
6-1/2% Series C Cumulative Redeemable Preferred Stock, $25.00 Liquidation Value	CDRpC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Items 1.01.	Entry into a Material Definitive Agreement

On August 30, 2021, Cedar Realty Trust Partnership, L.P. (the “Operating Partnership”), the operating partnership of Cedar Realty Trust, Inc. (the “Company”), entered into the Fifth Amended and Restated Loan Agreement with KeyBank National Association, as Administrative Agent, the lenders from time to time party thereto, and the other parties named therein, which amends and restates in its entirety the Fourth Amended and Restated Loan Agreement entered into by the Operating Partnership on September 8, 2017. The Fifth Amended and Restated Loan Agreement provides for a $185 million unsecured revolving credit facility maturing August 30, 2024. The revolving credit facility may be extended, at the Operating Partnership’s option, for two additional one-year periods, subject to customary conditions. The Fifth Amended and Restated Loan Agreement did not change pricing on the facilities from the prior loan agreement.

In addition, on August 30, 2021, the Operating Partnership entered into a Second Amendment to the Third Amended and Restated Loan Agreement with KeyBank National Association, as Administrative Agent, the lenders from time to time party thereto, and the other parties named therein (the “Second Amendment”), which amends the Third Amended and Restated Loan Agreement entered into by the Operating Partnership on July 24, 2018. Under the terms of the Second Amendment, the Operating Partnership’s existing $50 million term loan, originally scheduled to mature September 8, 2022, has been extended to August 30, 2026. The Second Amendment did not change pricing on the term loan.

The Fifth Amended and Restated Loan Agreement and the Second Amendment each contain financial covenants including, but not limited to, maximum debt leverage, maximum secured debt, minimum fixed charge coverage, and minimum net worth. In addition, the facility contains restrictions including, but not limited to, limits on indebtedness, certain investments and distributions. Although the credit facilities are unsecured, borrowing availability is based on unencumbered property adjusted net operating income, as defined in the agreements.

In connection with the Fifth Amended and Restated Loan Agreement, the Company and certain of its subsidiaries entered into a customary guaranty agreement, pursuant to which they have agreed to jointly and severally guaranty the obligations of the Operating Partnership under the credit facility.

Certain of the banks and financial institutions that are parties to the loan agreements, and their respective affiliates, have in the past provided, are currently providing and in the future may continue to provide, investment banking, commercial banking and other financial services to the Company and its subsidiaries in the ordinary course of business for which they have received and may in the future receive customary compensation.

The foregoing summary is qualified in its entirety by reference to the full text of the Fifth Amended and Restated Loan Agreement and the Second Amendment, copies of which are expected to be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR REALTY TRUST, INC.

/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and Chief Executive Officer
(Principal executive officer)

Dated: September 1, 2021